Exhibit 10.20

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is entered into as of November 15, 2021 (the “Effective Date”) by and between Codiak BioSciences, Inc., a company incorporated under the laws of Delaware with offices at 35 CambridgePark Dr. Suite 500, Cambridge, MA 02140 (“Codiak”) and Lonza Rockland, Inc., a Delaware corporation having offices at 191 Thomaston Street, Rockland, ME 04841 (“Lonza”), each of Codiak and Lonza being a “Party” and collectively being the “Parties.”

Background

Whereas, Codiak owns certain intellectual property rights relating to a proprietary technology to generate, develop and manufacture exosomes;

Whereas, Lonza is a global healthcare organization specializing in process development and manufacturing of pharmaceutical products;

Whereas, Codiak and Lonza are entering into that certain purchase agreement pursuant to which Lonza will purchase certain assets from Codiak relating to manufacturing of exosomes (the “Purchase Agreement”);

Whereas, concurrent with the Purchase Agreement, Codiak and Lonza are entering into that certain Manufacturing Services Agreement (the “Manufacturing Services Agreement”), pursuant to which Lonza will have the exclusive right and obligation to manufacture certain Codiak Products (as defined below) for a period of up to [***] years following the first regulatory approval of a Codiak Product in the United States, as further described in the Manufacturing Services Agreement; and

Whereas, in connection with the Purchase Agreement and the Manufacturing Services Agreement, Codiak and Lonza desire to establish a center of excellence to further develop and improve manufacturing technology relating to exosomes in accordance with the terms and conditions set forth herein, and for Codiak to license certain intellectual property rights to Lonza as further described herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article I

DEFINITIONS.

The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):

I.1
“AAA” has the meaning set forth in Section 12.1(c)(i).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

I.2
“Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person, in each case, for so long as such control exists. For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, more than fifty percent (50%) of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.
I.3
“Agreement” has the meaning set forth in the recitals.
I.4
“Alliance Manager” has the meaning set forth in Section 3.3.
I.5
“Annual Payment” has the meaning set forth in Section 2.6(c)(i).
I.6
“Background IP” means Codiak Background IP or Lonza Background IP.
I.7
“Center of Excellence” has the meaning set forth in Section 3.1(a).
I.8
“Change of Control” means, with respect to a Party (a) the acquisition (in a transaction or series of related transactions) by any Third Party, together with its Affiliates, of beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the then outstanding securities or combined voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination (including a merger or consolidation) involving such Party with a Third Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then-outstanding securities or combined voting power of the surviving entity or the parent of the surviving entity immediately after such business combination; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its Affiliates’ assets or business relating to the subject matter of this Agreement.
I.9
“Claim” has the meaning set forth in Section 10.3.
I.10
“CMO” means (a) Lonza or an Affiliate of Lonza, or (b) a Third Party providing contract manufacturing services or contract development and manufacturing services for pharmaceutical product development or manufacture, and generating more than [***] of its global revenues from the performance of such contract manufacturing services or contract development and manufacturing services.
I.11
“CMO Field” means Exploitation of Licensed Products and Licensed Processes by CMOs solely to the extent that such Exploitation is to provide contract manufacturing services

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or contract development and manufacturing services for, or to sublicense in-house, pharmaceutical product development or manufacture (which, for clarity, shall not include sale of unmodified exosomes to retail customers), but excluding any Permitted CMO Activity.
I.12
“Codiak” has the meaning set forth in the recitals.
I.13
“Codiak Background IP” means [***].
I.14
“Codiak Collaboration IP” means [***].
I.15
“Codiak Excluded Targets” means [***].
I.16
“Codiak Indemnitees” has the meaning set forth in Section 10.2.
I.17
“Codiak Modification and Formulation IP” means [***].
I.18
“Codiak Modification and Formulation Technology” means [***].
I.19
“Codiak Licensed IP” means [***].
I.20
“Codiak Materials” means any tangible biological or chemical materials to be provided by Codiak to Lonza hereunder (other than commercial material purchased by Codiak and delivered to Lonza).
I.21
“Codiak Platform Manufacturing Technology” means [***].
I.22
“Codiak Product” means a product or service developed or otherwise controlled, manufactured or marketed by or on behalf of Codiak or any of its Affiliates, in each case, that incorporates or uses Codiak Platform Manufacturing Technology and is either (a) a product or service existing as of the Effective Date as set forth on Exhibit D, or (b) a product or service added to Exhibit D pursuant to Section 2.7; provided that a product or service shall cease to be a Codiak Product under the circumstances described in Section 2.7.
I.23
“Codiak Product Notice” has the meaning set forth in Section 2.7.
I.24
“COE Term” means the period during which the Parties will collaborate under the Center of Excellence, which shall be [***] following the Effective Date and may be extended by the Parties upon mutual written agreement, unless this Agreement is terminated earlier pursuant to Article XI.
I.25
“Collaboration IP” means Collaboration Know-How and Collaboration Patents.
I.26
“Collaboration Know-How” means [***].
I.27
“Collaboration Patent” means [***].
I.28
“Collaboration Plan” has the meaning set forth in Section 3.1(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

I.29
“Collaboration Program” means each program of research conducted under this Agreement in accordance with a Collaboration Plan.
I.30
“Commercially Reasonable Efforts” means, with respect to any activities or decision-making by either Party in connection with this Agreement, the level of efforts required to carry out a task in a diligent and sustained manner without undue interruption, pause or delay; which level is at least commensurate with the level of efforts that a similarly situated biopharmaceutical company or contract development and manufacturing company would devote to a program of similar potential and having similar commercial and scientific advantages and disadvantages resulting from the company’s own research efforts.
I.31
“Confidential Information” has the meaning set forth in Section 8.1(a).
I.32
“Control” means, with respect to any Patent, Know-How or technology, the possession (whether by ownership or license, but other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party a license, sublicense or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party or creating a payment obligation upon such, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access.
I.33
“Cover” means, with respect to a compound, product or process, and a Patent, that, in absence of a (sub)license under, or ownership of such Patent, the Exploitation of such compound, product or process would infringe a Valid Claim of such Patent (and, with respect to a claim included in any Patent application, would infringe such claim if such Patent application were to issue as an issued Patent).
I.34
“Dispute” has the meaning set forth in Section 12.1(a).
I.35
“Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
I.36
“Effective Date” has the meaning set forth in the recitals.
I.37
“Exclusive Clinical Manufacturing Period” has the meaning set forth in Section 2.5.
I.38
“Existing Third Party Agreement” means [***].
I.39
“Exploitation” means the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the identification, discovery, research, development, practicing, registration, modification, enhancement, improvement, manufacturing, optimization, exportation, transportation, or marketing of a product or process. When used as a verb, “Exploit” will mean to engage in any of the foregoing activities.
I.40
“First Commercial Sale” means, with respect to a product in any country, the first sale, transfer or disposition for value or for end use or consumption of such product in such country after applicable marketing approval (including pricing if applicable and required) for such product

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

has been received in such country. First Commercial Sale excludes any sales made for compassionate use or named patient sales.
I.41
“Force Majeure” means conditions beyond a Party’s reasonable control or ability to plan for, including acts of God, war, terrorism, civil commotion, labor strike or lock-out; epidemic; pandemic; failure or default of public utilities or common carriers; and destruction of facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing under this Agreement shall not be excused by reason of a Force Majeure affecting the payor.
I.42
“Indemnified Party” has the meaning set forth in Section 10.3
I.43
“Indemnify” has the meaning set forth in Section 10.1.
I.44
“Indemnifying Party” has the meaning set forth in Section 10.3.
I.45
“JRC” has the meaning set forth in Section 3.2(a).
I.46
“JRC Meeting” has the meaning set forth in Section 3.2(a).
I.47
“Know-How” means any technical information and know-how, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines.
I.48
“Laws” means all laws, statutes, enactments, acts of legislature, rules, regulations, orders, judgments, guidelines, policies, directions, directives, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision of any jurisdiction which are applicable to any of the Parties or their respective Affiliates in carrying out activities hereunder or to which any of the Parties or their respective Affiliates in carrying out the activities hereunder is subject, including the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
I.49
“Licensed Process” means any process (other than any process of making a Codiak Product or a product directed to a Codiak Excluded Target) that uses or incorporates the Codiak Licensed IP, or, in the case of any Patent within the Codiak Licensed IP, is Covered by

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such Patent; provided that Licensed Process shall include such a process that becomes the subject of a Codiak Product Notice, but remains as a Licensed Process pursuant to Section 2.7.
I.50
“Licensed Product” means any product (other than any Codiak Product or a product directed to any Codiak Excluded Target) that is Exploited using a Licensed Process or otherwise Covered by a Patent within the Codiak Licensed IP; provided that Licensed Product shall include such product that becomes the subject of a Codiak Product Notice, but remains as a Licensed Product pursuant to Section 2.7.
I.51
“Losses” has the meaning set forth in Section 10.1.
I.52
“Lonza” has the meaning set forth in the recitals.
I.53
“Lonza Background IP” means [***].
I.54
“Lonza Collaboration IP” means [***].
I.55
“Lonza Indemnitees” has the meaning set forth in Section 10.1.
I.56
“Lonza Materials” means any tangible biological or chemical materials to be provided by Lonza to Codiak hereunder (other than commercial material purchased by Lonza and delivered to Codiak).
I.57
“Majority-Owned Affiliate” means, with respect to a Party, an Affiliate of such Party (a) that owns more than [***] of the equity interest of such Party, or (b) more than [***] of equity interest of which is owned by such Party or by a Person that owns more than [***] of the equity interest of such Party.
I.58
“Manufacturing Services Agreement” has the meaning set forth in the preamble.
I.59
“Materials” means Codiak Materials or Lonza Materials.
I.60
“Non-CMO Field” means Exploitation of Licensed Products and Licensed Processes outside the CMO Field for non-therapeutic uses, which, for clarity, includes sale of unmodified exosomes to retail customers.
I.61
“Party” has the meaning set forth in the Preamble.
I.62
“Patent” means patents, patent applications and the like, including provisional applications, certificates of invention and applications therefor, reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, divisionals, term extensions, supplementary protection certificates and foreign equivalents of any of the foregoing.
I.63
“Patent Challenge” has the meaning set forth in Section 11.4.
I.64
“Permitted CMO Activity” has the meaning set forth in Section 2.6(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

I.65
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
I.66
“Phase I Study” means a study of a product or service in humans, the principal purpose of which is a determination of safety, tolerability or pharmacokinetics in healthy individuals or patients in the target patient population, including the trials referred to in 21 C.F.R. § 312.21(a), as amended.
I.67
“Phase I/II Study” means a study of a product or service in humans that combines a Phase I Study and a Phase II Study into a single protocol to determine the maximum tolerable dose of the product or service and to further evaluate safety and/or efficacy of such product.
I.68
“Phase II Study” means a study of a product or service in humans, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of a Pivotal Trial, or a similar clinical study prescribed by the relevant regulatory authority from time to time, pursuant to applicable law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(b), as amended.
I.69
“Pivotal Trial” means a study of a product or service in humans that is intended to provide the basis for regulatory approval.
I.70
“Purchase Agreement” has the meaning set forth in the preamble.
I.71
“Senior Executives Discussions” has the meaning set forth in Section 12.1(a).
I.72
“Sublicense Agreement” means any sublicense agreement entered into between a Party (or its applicable Affiliates) and a Sublicensee pursuant to Section 2.3, including any option to any such sublicense, or any other like grant of rights, including a covenant not to sue or waive.
I.73
“Sublicensee” has the meaning set forth in Section 2.3(a)(ii) (with respect to Lonza) and Section 2.3(b) (with respect to Codiak).
I.74
“Sublicensing Revenue” means any revenue or other consideration received by Lonza or its Affiliates from a Sublicensee that is attributable to the grant of a sublicense to such Sublicensee under the rights granted by Codiak to Lonza hereunder pursuant to Section 2.3(a) [***] provided that, Sublicensing Revenue shall not include [***].
I.75
“Sublicensing Revenue Dispute” has the meaning set forth in Section 6.1.
I.76
“Target” means any protein, peptide, polypeptide, nucleotide, polynucleotide, ribonucleotide, polyribonucleotide, carbohydrate, lipid, or combination or association of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

foregoing, including any such molecules that are secreted, membrane-associated, extracellular, or intracellular, of any species.
I.77
“Territory” means worldwide.
I.78
“Term” has the meaning set forth in Section 11.1.
I.79
“Third Party” means any Person other than a Party or a Party’s Affiliates.
I.80
“Third Party CMO” means a CMO other than Lonza or its Affiliates.
I.81
“Third-Party Claims” has the meaning set forth in Section 10.1.
I.82
“Third Party Collaborator” has the meaning set forth in Section 2.6(a).
I.83
“Transaction Agreements” means the Manufacturing Services Agreement and any other ancillary agreements entered into between the Parties with respect to the transaction contemplated hereunder and under the Purchase Agreement.
I.84
“U.S.” or “United States” means the United States of America and its possessions and territories, including Puerto Rico.
I.85
“Valid Claim” means, with respect to a particular country, a claim (including a process, use, or composition of matter claim) of (a) an issued and unexpired patent (or a supplementary protection certificate thereof) that has not (i) irretrievably lapsed or been abandoned, permanently revoked, dedicated to the public or disclaimed or (ii) been held invalid, unenforceable or not patentable by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, which holding, finding or decision is final and unappealable or unappealed within the time allowed for appeal, or (b) a pending patent application, which claim has not been abandoned or finally disallowed without the possibility of appeal; provided that if a pending patent application has been pending for longer than [***], then such corresponding claim in such pending patent application will not be deemed to be a Valid Claim; provided that if a claim ceases to be a Valid Claim by reason of the foregoing subclause (b), then such claim will again be deemed a Valid Claim in the event such claim subsequently issues.
I.86
“Working Team” has the meaning set forth in Section 3.3.

References in the body of this Agreement to “Sections” refer to the sections of this Agreement. The terms “include,” “includes,” “including” and derivative forms of them shall be deemed followed by the phrase “without limitation” regardless of whether such phrase appears there (and with no implication being drawn from its inconsistent inclusion or non-inclusion). The phrase “or” means “and/or.” Any capitalized terms used herein but not defined herein, and defined in the Purchase Agreement, shall have the meaning given those terms in the Purchase Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article II

LICENSING
II.1
License Grant to Lonza. Subject to the terms of this Agreement, Codiak hereby grants to Lonza:
(a)
a worldwide, non-exclusive, [***], sublicensable (solely as provided in Section 2.3(a)) license under the Codiak Licensed IP and Codiak Modification and Formulation IP to perform its obligations under the Center of Excellence in accordance with the applicable Collaboration Plan during the COE Term, in the case of Codiak Modification and Formulation IP solely to the extent that such Codiak Modification and Formulation IP is contributed by Codiak under such Collaboration Plan;
(b)
a worldwide, perpetual and irrevocable (except as provided in Section 11.5), non-exclusive, [***], sublicensable (solely as provided in Section 2.3(a)) license under the Codiak Licensed IP to Exploit Licensed Processes and Licensed Products in the Non-CMO Field in the Territory; and
(c)
a worldwide, perpetual and irrevocable (except as provided in Section 11.5), exclusive, [***], sublicensable (solely as provided in Section 2.3(a)) license under the Codiak Licensed IP to Exploit Licensed Processes and Licensed Products in the CMO Field in the Territory.
II.2
License Grant to Codiak. Subject to the terms of this Agreement, Lonza hereby grants to Codiak a worldwide, non-exclusive, [***], sublicensable (solely as provided in Section 2.3(b)) license under the Lonza Background IP and Lonza Collaboration IP to perform its obligations and activities under the Center of Excellence in accordance with the applicable Collaboration Plan during the COE Term.
II.3
Sublicenses.
(a)
Lonza shall have the right to grant sublicenses:
(i)
under the license granted in Section 2.1(a), through multiple tiers and without Codiak’s consent, to an Affiliate of Lonza, or in writing and upon Codiak’s prior written consent to any Third Party contractors, in each case, solely for purposes of performing its obligations under the applicable Collaboration Plan; and
(ii)
under the licenses granted in Section 2.1(b) and Section 2.1(c), through multiple tiers and without Codiak’s consent, to (x) any Majority-Owned Affiliate of Lonza, or (y) in writing to any other Person that is not included in the preceding clause (x) (each such sublicensee in clause (y), including a sublicensee of any option to any such sublicense, or any other like grant of rights, including a covenant not to sue or waive, a “Sublicensee”);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided that, in each case ((i) or (ii)), such sublicenses shall be granted on the following conditions: (A) the terms of each Sublicense Agreement shall be consistent with all relevant terms and conditions of this Agreement, including confidentiality and non-use restrictions regarding Codiak Materials and Codiak’s Confidential Information, as applicable, that are no less restrictive than the terms set forth in this Agreement, and, with respect to any sublicenses granted to an Affiliate of Lonza, intellectual property assignment provisions consistent with ownership of intellectual property set forth herein; (B) such sublicenses shall not extend to any activity or product to the extent prohibited by Section 2.4 with respect to a Codiak Excluded Target; (C) [***]; and (D) Lonza shall promptly notify Codiak of any Sublicense Agreement entered into between Lonza or any of its Affiliates and a Sublicensee, with reasonably detailed information about such Sublicense Agreement, including any applicable Sublicensing Revenue provided thereunder. For clarity, in the absence of a specific written agreement, Lonza shall be deemed to have granted a sublicense under the foregoing conditions in any case in which an Affiliate of Lonza is involved in activities requiring a sublicense under the license granted in Section 2.1(a) or a Majority-Owned Affiliate of Lonza is involved in activities requiring a sublicense under the licenses granted in Section 2.1(b) or Section 2.1(c).

(b)
Codiak shall have the right to grant sublicenses, under the license granted in Section 2.2, through multiple tiers and without Lonza’s consent, to an Affiliate of Codiak, or in writing and upon Lonza’s prior written consent, to any Third Party contractors, in each case, solely for purposes of performing its obligations under the applicable Collaboration Plan (each such sublicensee, including a sublicensee of any option to any such sublicense, or any other like grant of rights, including a covenant not to sue or waive, also a “Sublicensee”), provided that such sublicenses shall be granted on the following conditions: (A) the terms of each Sublicense Agreement shall be consistent with all relevant terms and conditions of this Agreement, including confidentiality and non-use restrictions regarding Lonza Materials and Lonza’s Confidential Information no less restrictive than the terms set forth in this Agreement, and, with respect to any sublicense granted to an Affiliate of Codiak, intellectual property assignment provisions consistent with ownership of intellectual property set forth herein; (B) such sublicense shall not extent to any activity for which Section 2.5 prohibits Codiak from granting a license under Codiak Licensed IP; and (C) Codiak shall remain responsible for all performance obligations due under this Agreement, notwithstanding any license or sublicense that it may grant, and shall be responsible for the performances of its Affiliates, permitted contractors under the respective Sublicense Agreement to the extent related to this Agreement. For clarity, in the absence of a specific written agreement, Codiak shall be deemed to have granted a sublicense under the foregoing conditions in any case in which an Affiliate of Codiak is involved in activities requiring a sublicense under the license granted in Section 2.2.
II.4
Excluded Targets. For clarity, Lonza shall not have the right, under the licenses granted by Codiak to Lonza under Section 2.1, to directly or indirectly, alone or with an Affiliate or a Third Party, or enable or facilitate any of its Affiliates or a Third Party to Exploit any product, or develop any process to manufacture any product, in each case, that is directed to a Codiak Excluded Target; provided that [***]. Codiak shall promptly notify Lonza if any target ceases to be a Codiak Excluded Target.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

II.5
Exclusivity. During the Term, Codiak shall not, and shall cause its Affiliates not to, grant any license under Codiak Licensed IP to any Third Party CMO under circumstances that enable such Third Party CMO to Exploit Licensed Processes or manufacture Licensed Products. Additionally, Codiak shall not, and shall cause its Affiliates not to, grant any license under Codiak Licensed IP to any Third Party (including a Third Party Collaborator) that permits having a Licensed Product or Licensed Process made by a Third Party CMO, or sublicensing any Codiak Licensed IP to a Third Party CMO, unless doing so is a Permitted CMO Activity. For clarity, the foregoing exclusivity restrictions shall not (a) prevent Codiak (or any of its Affiliates) from engaging a Third Party CMO to manufacture any Codiak Product, subject to Lonza’s exclusive manufacturing right and other applicable terms in the Manufacturing Services Agreement; (b) prevent Codiak (or any of its Affiliates) from granting a license to a Third Party Collaborator to Exploit Codiak Licensed IP outside the CMO Field, so long as (i) the business of such Third Party Collaborator and its Affiliates does not materially consist of [***]; (ii) subject to Section 2.6(d), the Third Party Collaborator engages Lonza (including through Codiak) to manufacture any Licensed Product and Exploit any Licensed Process it requires for [***] during the Term for so long as Lonza is in the business of manufacturing the Licensed Product or Licensed Process as a CMO, and until [***] (such period, the “Exclusive Clinical Manufacturing Period”); and (iii) the Third Party Collaborator does not engage or sublicense a Third Party CMO for the manufacture of Licensed Products or Exploitation of Licensed Processes except where that is Permitted CMO Activity.
II.6
Use of CMOs by Codiak Licensees.
(a)
Codiak shall use Commercially Reasonable Efforts to direct its licensees or other Third Party collaborators with respect to the Codiak Licensed IP (each such licensee or Third Party collaborator, a “Third Party Collaborator”) to Lonza for all their manufacturing needs implicating Codiak Licensed IP, and Third Party Collaborators shall be permitted to engage or sublicense Third Party CMOs to manufacture Licensed Products or Exploit Licensed Processes only under the conditions set forth in this Section 2.6 (each such permitted activity, a “Permitted CMO Activity”).
(b)
During the Exclusive Clinical Manufacturing Period and subject to Section 2.6(d), a Third Party Collaborator shall not be allowed to engage or sublicense a CMO other than Lonza to manufacture Licensed Products or Exploit Licensed Processes for [***], unless otherwise provided in the applicable manufacturing agreement between such Third Party Collaborator and Lonza, or, if such manufacture of Licensed Products or Exploitation of Licensed Processes is through Codiak, the Manufacturing Services Agreement.
(c)
For [***], Codiak will use Commercially Reasonable Efforts to cause such Third Party Collaborator to have Lonza (including through Codiak) manufacture all its requirements for the Licensed Product or Licensed Process. If despite Commercially Reasonable Efforts by Codiak, the Third Party Collaborator refuses to have Lonza manufacture all its requirements for the Licensed Product or Licensed Process, then such Third Party Collaborator may engage or sublicense a Third Party CMO for the manufacture of the relevant Licensed

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Products or Exploitation of the relevant Licensed Processes, and such engagement shall be deemed Permitted CMO Activity, subject to the following:
(i)
[***];
(ii)
[***];
(iii)
[***].
(d)
The restrictions set forth in Section 2.5 and Section 2.6 shall not apply to the activities of a Third Party Collaborator under the Existing Third Party Agreements, and any engagement of a CMO by such Third Party Collaborator under the Existing Third Party Agreements pursuant to the terms thereof shall be deemed Permitted CMO Activity.
II.7
Codiak Products.
(a)
During the Term, if Codiak has initiated Exploitation of a product or service developed or otherwise controlled, manufactured or marketed by or on behalf of Codiak or any of its Affiliates that incorporates or uses Codiak Platform Manufacturing Technology and is not set forth on Exhibit D, Codiak may notify Lonza in writing, with reasonable supporting detail, of the identity of such product or service, including the Target that the product or service seeks to modulate or otherwise affect (each, a “Codiak Product Notice”), and upon receipt of a Codiak Product Notice by Lonza, Exhibit D shall be deemed automatically updated to include such product or service (including any exosome product or service seeking to modulate or otherwise affect the same Target) as an additional Codiak Product; provided that if, within in [***] after receipt of a Codiak Product Notice, Lonza notifies Codiak in writing, with reasonable supporting detail, that prior to receipt of such Codiak Product Notice, Lonza has already initiated Exploitation of the same product or service (including any exosome product or service seeking to modulate or otherwise affect the same Target to the extent falling within the definition of Licensed Product or Licensed Process) as a Licensed Product or Licensed Process in accordance with this Agreement, then, notwithstanding such product or service becoming a Codiak Product, Lonza shall, subject to the terms of this Agreement, continue to have the right to Exploit such product or service (including any product or process seeking to modulate or otherwise affect the same Target) as provided under this Agreement as a Licensed Product or Licensed Process.
(b)
For purposes of this Section 2.7, a Party will be deemed to have “initiated Exploitation” of a product or service if, at the time of giving or receiving a Codiak Product Notice, as the case may be, (i) such Party or any of its Affiliates (A) has granted to a Third Party a license or sublicense of Codiak Licensed IP for such product or service, (B) in the case of Lonza and its Affiliates, has entered into an agreement with a Third Party to provide services as a CMO for such product or service, or (C) is planning to grant a license or sublicense as described in clause (A) or enter into an agreement as described in clause (B) and, in each case, has initiated negotiations via a term sheet or similar written documents; (ii) such Party or any of its Affiliates has internally developed such product [***]. If at any time Codiak ceases Exploitation of any Codiak Product, including, for purposes of subclause (i)(C), by discontinuing negotiations of a license for a product or service that was the subject of a Codiak Product Notice without reaching agreement on such a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

license, or for purposes of subclause (ii), by carrying out no active research, development or commercialization (including licensing activities) with respect to such Codiak Product for a period of [***], such Codiak Product shall immediately cease to be a Codiak Product. Codiak shall notify Lonza promptly of such an occurrence. If at any time Lonza ceases Exploitation of a Codiak Product that was the subject of a Codiak Product Notice and as to which Lonza reserved the right to continue Exploiting the same under this Section 2.7, including, for purposes of subclause (i)(C), by discontinuing negotiations of a sublicense or an agreement as described therein for the same without reaching agreement on such a license or agreement, or for purposes of subclause (ii), by carrying out no active research, development or commercialization (including licensing activities) with respect to such product or service for a period of [***], such right to continued exploitation under this Section 2.7 shall immediately terminate. Lonza shall notify Codiak promptly of such an occurrence.
II.8
No Implied Licenses. Other than the licenses, options and rights expressly granted herein, neither Party grants any intellectual property licenses, options or rights to the other Party under this Agreement. This Agreement does not create any implied licenses.
II.9
Covenant Not to Exceed License. Each Party hereby covenants that it shall not practice (including by granting a sublicense) any Patent or item of Know-How licensed to it under this Agreement outside the scope of the licenses to such Party set forth in this Agreement, except as may be separately authorized in the Manufacturing Services Agreement or other applicable agreement or as permitted by Section 8.2. For clarity, the rights and licenses granted by Codiak under Section 2.1(b) and Section 2.1(c) do not include any right to Exploit any product or process that practices or constitutes [***], including a product or process Covered by any Patent included in the [***].
Article III

Center of Excellence

III.1
General.
(a)
Objectives. Promptly following the Effective Date, the Parties will establish a Center of Excellence to facilitate the collaborations between the Parties (the “Center of Excellence”), under the oversight of the JRC. The purpose of the Center of Excellence is to research, develop, identify and evaluate methods for manufacturing exosomes and, subject to the mutual agreement of the parties, other biologic therapeutics, under specific collaboration programs (each, a “Collaboration Program”). The Parties shall, via the JRC, agree on a research and development plan for each Collaboration Program, setting forth the expected timeline, detailed research and development activities assigned to each Party, and relevant deliverables (including the quantities of and related specifications for such deliverables) and associated budget and cost allocation (each, a “Collaboration Plan”). Each Collaboration Plan shall be approved by the JRC, and each Collaboration Program shall be conducted in accordance therewith. An initial roadmap of contemplated potential Collaboration Plans for the Center of Excellence is attached hereto as Exhibit F. During the COE Term, neither Party is required to perform under any Collaboration

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Program under this Agreement if the Parties do not mutually agree in writing on a Collaboration Plan, provided however, (i) if the Parties agree that any research or development activities with respect to [***] will be included in a Collaboration Program, and at the time of proposal, Lonza has manufacturing capacity available, Lonza will consider in good faith contributing such available manufacturing capacity under the Collaboration Program [***] and will not unreasonably withhold its consent to participate in such Collaboration Program, in which case, any manufacturing capacity associated with [***] attributed expressly to Lonza under the mutually agreed Collaboration Plan will be valued at [***], and (ii) if Codiak intends to conduct any research or development activities with respect to manufacturing exosomes and Lonza in good faith does not agree to include such activities in a Collaboration Program, Codiak may instead, have Lonza perform such activities under the Manufacturing Services Agreement [***], and such activities shall not be considered as part of a Collaboration Program under the Center of Excellence.
(b)
Conduct of Research. Each Party shall use its Commercially Reasonable Efforts to perform the activities assigned to such Party in each Collaboration Plan.
(c)
Costs and Expenses. [***].
(d)
Subcontractors. Each Party may utilize the services of its Affiliates and contractors to perform any of such Party’s obligations or permitted activities under the applicable Collaboration Plan, subject to the requirements set forth in Section 2.3(a) and 2.3(b), as applicable.
III.2
Governance.
(a)
JRC. Prior to the commencement of the first Collaboration Program, the Parties shall form a joint research committee consisting of [***] representatives of each Party (the “JRC”) to oversee research and development activities under all Collaboration Programs. The JRC’s role is to facilitate communication regarding progress in relation to the Collaboration Programs and the collaboration generally. Either Party may change its JRC members upon written notice to the other Party. The JRC may meet in person or by teleconference or videoconference. Each Party shall designate one of its JRC members as co-chair. The JRC shall meet once each calendar quarter, or more frequently as otherwise agreed between the representatives from each Party (each, a “JRC Meeting”). Additional members representing either Party may attend any JRC meeting. The co-chairs shall be responsible for circulating, finalizing and agreeing upon minutes of each meeting within [***] after the meeting date. Upon expiration of the COE Term, the JRC shall be disbanded.
(b)
Authority. The JRC shall have the limited authority to (i) review, discuss and approve the Collaboration Plan for each Collaboration Program; (ii) approve any amendment to a Collaboration Plan in a manner not substantially affecting resources required to perform a Party’s obligations hereunder; and (iii) oversee and facilitate the collaboration of the research and development activities conducted by each Party under the Collaboration Plan.
(c)
Decision Making. The JRC shall operate by consensus but solely within the authorities specified in Section 3.2(b). If the co-chairs cannot agree with regards to a specific matter within their decision-making authority within [***], such matter shall be submitted to the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

senior executives of both Parties (for each Party, its CEO or the CEO’s designee) for resolution, and if the senior executives of both Parties cannot agree within [***] after such escalation, no decision shall be deemed taken by the JRC, and the status quo shall remain for such matter unless otherwise agreed by the Parties.
(d)
Limitation of the JRC Authority. Except for the limited authority set forth in Section 3.2(b), the JRC shall not have any decision-making authority, and specifically, the JRC will not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive or determine either Party’s compliance with the terms and conditions of this Agreement; or (iii) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement. In addition, notwithstanding any provision to the contrary set forth in this Agreement, without the other Party’s prior written consent, neither Party (in the exercise of a Party’s final decision-making authority) nor the JRC may make a decision that could reasonably be expected to require the other Party to take any action that such other Party reasonably believes would (A) require such other Party to violate any applicable Law, the requirements of any regulatory authority, or any agreement with any Third Party entered into by such other Party or (B) require such other Party to infringe or misappropriate any intellectual property rights of any Third Party, or (C) incur additional costs or require allocation of more resources by such Party than it has agreed to under the applicable Collaboration Plan.
III.3
Working Teams. From time to time, the JRC may establish and delegate duties to working teams (each, a “Working Team”) on an “as needed” basis to oversee particular projects or activities. The Working Team shall consist of mutually agreed number of representatives from each Party, and shall meet from time to time upon mutual agreement between representatives from each Party. The decision-making within the Working Team shall be by consensus, with each Party’s representatives on the applicable Working Team collectively having one (1) vote on all matters brought before the Working Team. Each Working Team and its activities shall be subject to the direction, review and approval of, and shall report to, the JRC. In no event shall the authority of the Working Team exceed that specified for the JRC in Section 3.2(b). Any matter not resolved by a Working Team shall be referred to the JRC for resolution in accordance with Section 3.2(c).
III.4
Alliance Managers. Each Party shall designate in writing within [***] after the Effective Date a contact person to be the primary contact for such Party (each, an “Alliance Manager”). The Alliance Manager shall be responsible for managing communications between the Parties with respect to a Collaboration Program, including responsibility for scheduling teleconferences and coordinating JRC meetings. Alliance Managers shall attend each JRC meeting, but shall not be deemed as members of the JRC.
III.5
Reports; Records.
(a)
During the COE Term, at each JRC Meeting (or at the junctures otherwise specified in a Collaboration Plan), each Party shall provide written reports to the JRC regarding its progress of and results generated under the activities assigned to it under each Collaboration Plan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)
Each Party shall maintain records, in reasonable scientific and technical detail and in a manner appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of a Collaboration Program.
Article IV

COMPLIANCE
IV.1
Compliance. Each Party shall, and shall ensure that its Affiliates and use Commercially Reasonable Efforts to ensure that its permitted contractors and Third Party Sublicensees will, carry out its activities under this Agreement in compliance with applicable Laws and the terms of this Agreement.
Article V

USE OF MATERIALS
V.1
Use of Materials.
(a)
Lonza will, and will cause its Affiliates and use Commercially Reasonable Efforts to cause its permitted contractors, to use the Codiak Materials (i) as is necessary to conduct a Collaboration Program in accordance with the applicable Collaboration Plan or (ii) provide manufacturing services to Codiak as may be contemplated in the Manufacturing Services Agreement. Lonza will not, and will cause its Affiliates and use Commercially Reasonable Efforts to cause its permitted contractors not to, use the Codiak Materials for any other purposes, or transfer, make available, deliver or disclose Codiak Materials to any Third Party, except to a permitted contractor in accordance with a Collaboration Plan or the Manufacturing Services Agreement, or as otherwise authorized in advance by Codiak. Lonza will only maintain that portion of any cell line included in the Codiak Materials that is needed to conduct the activities as contemplated by this Agreement, and Codiak will make arrangements for retention or transfer of the remainder by or to Codiak or Codiak’s designated repository. Codiak retains title to the Codiak Materials that it provides under a Collaboration Program or the Manufacturing Services Agreement. Within [***] after the COE Term or a Collaboration Program ends, Lonza will return or cause to be returned to Codiak or destroy any remaining Codiak Materials provided by Codiak under such Collaboration Program, at Codiak’s direction and costs.
(b)
Codiak will, and will cause its Affiliates and use Commercially Reasonable Efforts to cause its permitted contractors, to only use Lonza Materials as is necessary to conduct a Collaboration Program in accordance with the applicable Collaboration Plan. Codiak will not, and will cause its Affiliates and use Commercially Reasonable Efforts to cause its permitted contractors not to, use the Lonza Materials for any other purposes, or transfer, make available, deliver or disclose Lonza Materials to any Third Party, except to a permitted contractor in accordance with a Collaboration Plan, or as otherwise authorized in advance by Lonza. Codiak will only maintain that portion of any cell line included in the Lonza Materials that is needed to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conduct the activities as contemplated by this Agreement, and Lonza will make arrangements for retention or transfer of the remainder by or to Lonza or Lonza’s designated repository. Lonza retains title to the Lonza Materials that it provides under a Collaboration Program. Within [***] after the COE Term or a Collaboration Program ends, Codiak will return or cause to be returned to Lonza or destroy any remaining Lonza Materials provided by Lonza under such Collaboration Program, at Lonza’s direction and costs.
(c)
Each Party shall not, and shall cause its Affiliates and use Commercially Reasonable Efforts to cause its permitted contractors not to (directly or indirectly): (i) reverse engineer, modify or otherwise deconstruct the other Party’s Materials, or cell culture media provided therewith for any purpose, including identifying structures, compositions or genetic or amino acid sequences or determining the characteristics of the such Materials other than as expressly permitted hereunder (including any research and development activities permitted under the Collaboration Plan) or as necessary for performance of the Manufacturing Services Agreement; (ii) clone, express, or otherwise produce any products or materials (including any progeny or derivatives thereof) from, the other Party’s Materials, other than any Licensed Product or Codiak Product expressly permitted under this Agreement or the Manufacturing Services Agreement; or (iii) unless otherwise permitted under this Agreement, publish or otherwise publicly disclose the other Party’s Materials.
Article VI

FINANCIAL TERMS.
VI.1
Sublicensing Revenue. Following the Effective Date, and during each calendar quarter in which Lonza or any of its Affiliates receives any Sublicensing Revenue, Lonza shall pay Codiak [***] of such Sublicensing Revenue [***] and accompanied by a report setting forth Sublicensing Revenue received by Lonza or its Affiliates [***].
VI.2
Payment Method. All payments due under this Agreement to Codiak shall be made by bank wire transfer in immediately available funds to an account designated by Codiak. All payments hereunder shall be made in Dollars.
VI.3
Taxes.
(a)
All payments under this Agreement shall be made free and clear and without deduction for withholding of Taxes unless required by applicable law. If such withholding were to be required under applicable law, then the amount payable by that Party (in respect of which such deduction or withholding is required to be made) shall be made to the other Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable Law. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by applicable Law to be withheld or deducted from any payments made by Lonza to Codiak under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

permitted under applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Lonza is required to deduct and withhold taxes on any payment to Codiak, Lonza shall deduct and withhold such taxes and pay the amounts of such taxes to the proper government authority in a timely manner and promptly submit to Codiak an official tax certificate or other evidence of such withholding sufficient to enable Codiak to claim such payment of taxes. Lonza shall provide Codiak with reasonable assistance in order to allow Codiak to recover, as permitted by applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Codiak shall provide Lonza with any tax forms that may be reasonably necessary in order for Lonza to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty. Codiak shall use reasonable efforts to provide any such tax forms to Lonza at least [***] prior to the due date identified by Lonza for any payment for which Codiak desires that Lonza apply a reduced withholding rate.
(b)
Notwithstanding Section 6.3(a), if an action (including an assignment of its rights or obligations under this Agreement, a sublicense of its rights or obligations under this Agreement (except as specifically contemplated by Section 2.3), payment from outside of the jurisdiction of incorporation, or any failure to comply with applicable Law or filing or record retention requirements) by a Party leads to the imposition of withholding tax liability or value added tax on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no such action occurred.
VI.4
Records; Inspection.
(a)
Lonza shall, and shall cause its applicable Affiliates to, keep complete and accurate records of its Sublicensing Revenue, including all records that may be reasonably necessary for the purposes of calculating all payments due under this Agreement. Lonza shall make such records from the [***] available for inspection by an independent public accounting firm selected by Codiak at the location where such records are maintained on reasonable notice during regular business hours.
(b)
At Codiak’s expense no more than once per calendar year, Codiak has the right to retain an independent certified public accountant from a nationally recognized (in the U.S.) accounting firm to perform on behalf of Codiak an audit, conducted in accordance with U.S. generally accepted accounting principles (GAAP) and generally accepted auditing standards (GAAS), of such books and records of Lonza or its applicable Affiliates as are deemed necessary by the independent public accountant to report on Sublicensing Revenue for the period or periods requested by Codiak and the correctness of any report or payments made under this Agreement; provided that no such period shall be more than [***] prior to the commencement of the audit, and no period shall be subject to audit more than once.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)
If the audit reveals an underpayment, Lonza shall promptly pay to Codiak the amount of such underpayment plus interest in accordance with Section 6.7. If the audit reveals that the monies owed by Lonza to Codiak has been understated by more than [***] for the period audited, Lonza shall, in addition, pay the reasonable costs of such audit.
VI.5
Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the average exchange rate reported by the Wall Street Journal (or if it no longer exists, a similarly authoritative source) for the purchase and sale of Dollars for the last [***] of the relevant calendar quarter. With any payment in relation to which a currency conversion is performed to calculate the amount of payment due, Lonza shall provide to Codiak a report setting forth the exchange rates used in such calculation.
VI.6
Non-refundable, non-creditable payments. Each payment that is required under this Agreement is non-refundable and non-creditable.
VI.7
Late Payments. Any amount owed by Lonza to Codiak under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the rate of [***] above the then-applicable short-term [***] London Interbank Offered Rate (LIBOR) as quoted in the Wall Street Journal (or if it no longer exists, a similarly authoritative source) calculated on a daily basis, or, if lower, the highest rate permitted under applicable Law.
Article VII

Intellectual Property.
VII.1
Ownership and Inventorship.
(a)
Background IP. Unless otherwise explicitly provided in this Agreement, each Party shall retain and reserve all rights in and to such Party’s Background IP.
(b)
Collaboration IP. [***].
(c)
Assignments. Each Party shall, and does hereby, and shall cause its applicable Affiliates and permitted contractors to, assign to the other Party any Collaboration Patents and Collaboration Know-How as necessary to achieve ownership as provided in Section 7.1(b). Each assigning Party shall execute and deliver all documents and instruments reasonably requested by the other Party to evidence or record such assignment or to file for, perfect or enforce the assigned rights. Each Party shall perform its activities under this Agreement through personnel who have made a similar assignment. During the term of their employment, each assigning Party shall make its relevant personnel (and their assignments and signatures on such documents and instruments) reasonably available to the other Party for assistance in accordance with this Article VII at no charge of the other Party.
VII.2
Disclosure. During the Term of the Agreement, each Party shall promptly disclose to the other Party the conception, invention, discovery or development of any Collaboration

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Know-How. Such disclosure shall occur as soon as possible, but in any case within [***] after such Collaboration Know-How is conceived, invented, discovered or developed. Each Party shall promptly disclose to the other Party any filing, issuance or other material development of any Collaboration Patent solely owned by such Party.
VII.3
Patent Prosecution and Maintenance. As between the Parties, each Party shall have the sole right, at its sole expense and in its sole discretion, to prepare, file, prosecute, and maintain (including defending in interferences, oppositions, reexaminations and other patent challenges) all Patents owned by such Party. Notwithstanding the foregoing, in the case of Patents included in the Codiak Licensed IP:
(a)
Codiak will keep Lonza reasonably informed concerning material developments with respect to such Patents, including any material developments such as interferences, oppositions, reexaminations and other patent challenges. At Lonza’s request, Codiak shall promptly inform Lonza concerning the status of such Patents.
(b)
If at any time Codiak determines that it would like to abandon any such Patent other than in the ordinary course of patent prosecution (such as replacing one patent application with a new continuation thereof), including by failing to pay maintenance fees when due, it shall first notify Lonza in writing and provide Lonza [***] opportunity to elect in writing to assume responsibility for prosecuting such Patent (if it is a patent application) and maintaining such Patent (including any patent that issues on an a patent application subject to this provision) at Lonza’s expense. If Lonza either assents to such abandonment or fails to assume responsibility for such management within such [***] period, Codiak may abandon such Patent at any time thereafter. If, during such [***] period, Lonza elects in writing to assume responsibility for such prosecution or maintenance, then, subject to rights under the Existing Third Party Agreements and any agreement between Codiak and a Third Party Collaborator, (i) Codiak shall promptly assign such Patent to Lonza, (ii) such Patent shall no longer be considered Codiak Licensed IP, and (iii) Codiak shall have a worldwide, perpetual and irrevocable, royalty-free, sublicensable (through multiple tiers) license to Exploit such Patent (and any Patents claiming priority thereto, in whole or in part) in any field outside the CMO Field, which license will be non-exclusive in the Non-CMO Field and exclusive in all fields other than the CMO Field and Non-CMO Field.
VII.4
Third Party Infringement.
(a)
Solely-Owned Intellectual Property. As between the Parties, and subject to Section 7.4(b) and 7.4(c), each Party shall have the sole right, at its sole expense and in its sole discretion, to enforce any Patents and Know-How solely owned by such Party.
(b)
Exclusively Licensed Patents. [***].
(c)
Enforcement by Codiak. [***].
VII.5
Defense and Settlement of Third Party Claims. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

VII.6
Cooperation of the Parties. At the reasonable request of the owning Party (as provided for in this Article VII), the other Party agrees to cooperate fully in the preparation, filing, prosecution, enforcement and maintenance of any Collaboration Patents under this Agreement. Such cooperation includes executing all papers and instruments (or causing its personnel to do so) reasonably useful to enable the other Party to apply for and to prosecute patent applications in any country; and promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution, enforcement or maintenance of any such Patents.
Article VIII

CONFIDENTIALITY; PUBLICITY.
VIII.1
General Confidentiality Obligations.
(a)
Any and all confidential or proprietary information disclosed by one Party to the other Party under this Agreement is the “Confidential Information” of the disclosing Party, whether disclosed orally, in writing or in other tangible form. In addition, both Codiak Licensed IP and Codiak Collaboration IP (other than published Patents therein), and information embodied in Codiak Materials shall be Codiak’s Confidential Information. Both Lonza Background IP and Lonza Collaboration IP (other than published Patents therein), and information embodied in the Lonza Materials shall be Lonza’s Confidential Information.
(b)
Each Party shall receive and maintain the other Party’s Confidential Information in strict confidence. Unless otherwise permitted under this Article VIII, neither Party shall disclose any Confidential Information of the other Party to any Third Party. Neither Party shall use the Confidential Information of the other Party for any purpose other than as required to perform its obligations or exercise its rights hereunder. Either Party may disclose the other Party’s Confidential Information to the receiving Party’s Affiliates and to the employees, permitted contractors, potential permitted contractors, and actual or potential Sublicenses of the receiving Party and its Affiliates requiring access thereto solely for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such Person shall be bound by written agreement with confidentiality terms no less strict than the ones contained herein. Each Party agrees to take reasonable steps to ensure that the other Party’s Confidential Information shall be maintained in confidence, including such steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. The foregoing obligations of confidentiality and non-use shall continue to be in effect during the Term and shall survive, and remain in effect for a period of seven (7) years from, the termination of this Agreement.
VIII.2
Exclusions from Nondisclosure Obligation. The foregoing non-disclosure and non-use obligations in Section 8.1 shall not apply to any information to the extent that the receiving Party can establish by competent written proof that it:
(a)
at the time of disclosure was publicly known;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)
became publicly known by publication or otherwise, except as a result of breach of this Agreement by such Party;
(c)
was in such Party’s possession free of any non-disclosure and non-use obligations to the disclosing Party at the time of the disclosure hereunder;
(d)
was received by such Party from a Third Party who had the lawful right to disclose such information and who does not owe any non-disclosure and non-use obligation to the disclosing Party with respect to such information; or
(e)
was independently developed by such Party (i.e., without reference to Confidential Information of the disclosing Party).

Notwithstanding the foregoing, (i) any Confidential Information shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in the possession of the receiving Party, and (ii) any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the receiving Party.

VIII.3
Permitted Disclosures.
(a)
If either Party is required to disclose any Confidential Information of the other Party, pursuant to applicable Law, a court order, if necessary to defend litigation (meaning that the defense would not be reasonably possible if the information were not disclosed), or to comply with the rules of the U.S. Securities and Exchange Commission (or relevant ex-U.S. counterpart) or any stock exchange or listing entity, then the receiving Party may do so; provided that the receiving Party shall (i) give advance written notice to the disclosing Party, (ii) make a reasonable effort to assist the disclosing Party (at the disclosing Party’s request and expense) to obtain a protective order requiring that the Confidential Information so disclosed be used only for the applicable purposes, but only if any such protective order is appropriate for the circumstances, and (iii) disclose the Confidential Information solely to the extent required.
(b)
Either Party may use and disclose Confidential Information of the other Party under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of subclause (ii)) (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder, or (ii) to actual or potential (sub)licensees, acquirers or assignees, collaborators, investment bankers, investors or lenders.
VIII.4
Terms of Agreement. The terms of this Agreement are the Confidential Information of both Parties. Without limiting Section 8.3, each Party shall be entitled to disclose the terms of this Agreement under legally binding obligations of confidence and limited use to: legal, financial and investment banking advisors; and potential and actual investors, acquirers and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

licensees or sublicensees doing diligence and counsel for the foregoing. In addition, if legally required, a copy of this Agreement may be filed by either Party with the SEC (or relevant ex-U.S. counterpart). In that case, the filing Party will, if requested by the other Party, diligently seek confidential treatment for terms of this Agreement for which confidential treatment is reasonably available, and shall provide the non-filing Party reasonable advance notice of the terms proposed for redactions and a reasonable opportunity to request that the filing Party make additional redactions to the extent confidential treatment is reasonably available under applicable Law.
VIII.5
Return of Confidential Information. Promptly after the termination of this Agreement for any reason, each Party will cease all use of the other Party’s Confidential Information at that time in its possession, and will, at the other Party’s request, use Commercially Reasonable Efforts to return or destroy tangible manifestations of the other Party’s Confidential Information, provided that the receiving Party may retain such tangible manifestations of the other Party’s Confidential Information to the extent solely for purposes of (i) exercising such Party’s rights under a license that survives termination (as specified in Section 11.5), and (ii) monitoring compliance with and enforcing this Agreement.
VIII.6
Publication. Except for disclosures otherwise permitted in accordance with this Agreement, either Party wishing to make a publication or public presentation (including any result obtained under this Agreement) that contains the Confidential Information of the other Party may only do so with the prior written consent of the other Party. Without limiting the foregoing, either Party wishing to make a publication or public presentation that contains the results or data generated from a Collaboration Program or Confidential Information of the other Party will deliver to the other Party a copy of the proposed written publication or presentation at least [***] prior to submission for publication or presentation. The reviewing Party will have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, and the publishing Party will remove all Confidential Information of the other Party if requested by the reviewing Party, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party will delay submission or presentation for a period of [***] (or such shorter period as may be mutually agreed by the Parties) to enable the non-publishing Party to file patent applications protecting such Party’s rights in such information.
VIII.7
Communication Alignment. Neither Party will refer to, display or use the other’s name, trademarks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising or publicity, except with the prior written consent of the other Party or as otherwise permitted pursuant to this Section 8.7. To ensure communications alignment, the Parties shall periodically meet and discuss and keep the other Party reasonably informed of their communications plans and strategies related to the activities under this Agreement. After a public disclosure by a Party as permitted under this Agreement or the Asset Purchase Agreement, such Party may make subsequent public disclosures (a) reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information remains true, correct, and the most current information with respect to the subject matters set forth therein and would not reasonably be expected to adversely impact the other Party, or (b) that otherwise follow

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

response guidelines, if any, that may be mutually developed by the Parties, except, in each case ((a) or (b)), to the extent additional or varying disclosure is required or otherwise permitted under Sections 8.2, 8.3, and 8.6.
Article IX

REPRESENTATIONS AND WARRANTIES.
IX.1
Mutual Representations. Each of Codiak and Lonza hereby represents and warrants to the other of them that: (a) it is duly organized in its jurisdiction of incorporation; (b) it has the full power and authority to enter into this Agreement; (c) this Agreement is binding upon such Party; (d) that this Agreement has been duly authorized by all requisite corporate action within such Party; and (e) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and conditions hereof does not and shall not conflict with or result in a breach of any of the terms and conditions of or constitute a default under (i) any agreement or other instrument binding or affecting it or its property, (ii) the provisions of its bylaws or other governing documents or (iii) any order, writ, injunction or decree of any governmental authority entered against it or by which any of its property is bound.
IX.2
Representations of Codiak. Codiak hereby represents and warrants to Lonza that, as of the Effective Date:
(a)
Codiak owns all right, title and interest in and to the Patents set forth on Exhibit A to this Agreement, is the record owner of such Patents, and has the right to grant to Lonza the rights in Codiak Licensed IP as provided in this Agreement. Except for the Existing Third Party Agreements, no Person has been granted any right, whether by license or otherwise, that is inconsistent with the rights granted to Lonza in this Agreement. To Codiak’s knowledge, except as otherwise disclosed by Codiak to Lonza prior to the Effective Date with respect to its existing Third Party manufacturing agreements, no CMO is Exploiting the Codiak Licensed IP. Codiak has not received any claims or notices challenging Codiak’s ownership or the validity or enforceability of any Codiak Licensed IP.
(b)
Codiak has all necessary rights to supply to Lonza the Codiak Materials.
(c)
Codiak has used Commercially Reasonable Efforts to protect the confidentiality of the Know-How included in the Codiak Licensed IP (other than published Patents therein).
(d)
There are no pending complaints filed in court or, to Codiak’s knowledge, otherwise threatened, in each case relating to, [***] which, if decided in a manner adverse to Codiak, would materially affect Exploitation of [***].
(e)
There are no claims, judgments, settlements or other agreements against Codiak or its Affiliates or to which they are party which will materially affect Exploitation of Codiak Licensed IP as contemplated in this Agreement. Codiak is not party to any settlement discussions or other negotiations that, if concluded, would result in a settlement or other agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that would materially affect Exploitation of Codiak Licensed IP as contemplated in this Agreement.
(f)
To Codiak’s knowledge, the Exploitation of [***], as it exists on the Effective Date, as contemplated hereunder does not infringe a valid, issued Patent owned by a Third Party, or constitute or involve the misappropriation of trade secrets, Know-How or similar rights or property of any Third Party. Codiak has not received any claims or notices alleging that the Exploitation of the Codiak Licensed IP infringes, misappropriates or violates the Intellectual Property of any Person (including any demands or unsolicited offers to license Intellectual Property from any Person).
IX.3
Representations of Lonza. Lonza hereby represents and warrants to Codiak that, as of the Effective Date:
(a)
Lonza has all necessary rights to supply to Codiak the Lonza Materials.
(b)
There are no claims, judgments, or settlements against Lonza or any of its Affiliates relating to the [***] which will materially affect Exploitation of [***] as contemplated in this Agreement.
(c)
To Lonza’s knowledge, the Exploitation of the [***], as it exists on the Effective Date, in connection with each Collaboration Program as contemplated hereunder does not infringe a valid, issued Patent owned by a Third Party, or constitute or involve the misappropriation of trade secrets, Know-How or similar rights or property of any Third Party.
IX.4
DISCLAIMER OF WARRANTIES. OTHER THAN THE EXPRESS WARRANTIES OF SECTION 9.1 THROUGH SECTION 9.3, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY PRODUCTS DEVELOPED UNDER THIS AGREEMENT ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE OR THAT ANY COLLABORATION PATENTS WILL ISSUE OR BE VALID OR ENFORCEABLE.
Article X

INDEMNIFICATION
X.1
Indemnification by Codiak. Codiak hereby agrees to indemnify, defend and hold harmless (collectively, “Indemnify”) Lonza, its Affiliates and its and their directors, officers, agents, employees and permitted contractors (collectively, “Lonza Indemnitees”) from and against any and all liability, loss, damage or expense (including without limitation reasonable attorneys’ fees) (collectively, “Losses”) they may suffer as the result of Third-Party claims, demands and actions (collectively, “Third-Party Claims”) arising out of or relating to (a) the gross negligence, recklessness or willful misconduct of any Codiak Indemnitee in the performance of this Agreement; (b) Codiak’s breach of any of its representations, warranties or covenants under

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement; and (c) [***]; in each case ((a) to (c)), except to the extent of any Losses (i) attributable to the negligence of any Lonza Indemnitee, or (ii) for which Lonza is required to Indemnify Codiak pursuant to Section 10.2.
X.2
Indemnification by Lonza. Lonza hereby agrees to Indemnify Codiak, its Affiliates and its and their directors, officers, agents, employees and permitted contractors (collectively, “Codiak Indemnitees”) from and against any and all Losses they may suffer as the result of Third-Party Claims arising out of or relating to (a) the gross negligence, recklessness or willful misconduct of any Lonza Indemnitee in the performance of this Agreement; (b) Lonza’s breach of any of its representations, warranties or covenants under this Agreement; and (c) Lonza’s [***]; in each case ((a) to (c)), except in each case to the extent of any Losses (i) attributable to the negligence any Codiak Indemnitee, or (ii) for which Codiak is required to Indemnify Lonza pursuant to Section 10.1.
X.3
Indemnification Procedures. The Party claiming indemnity under this Article X or pursuant to Section 7.4(b) (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 10.1 or Section 10.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 10.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] after receipt of the notice of the Claim, provided that (a) the Claim does not relate to any criminal or regulatory enforcement proceeding; and (b) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed, unless the settlement involves only the payment of money. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party does not need to consult with or obtain any consent from the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article X to obtain indemnification from the Indemnifying Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

X.4
Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS Article X or Section 7.4(b) OR AS REGARDS A BREACH OF A PARTY’S RESPONSIBILITIES PURSUANT TO Article VIII, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES HEREUNDER, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.
Article XI

TERM; TERMINATION.
XI.1
Term. The term of this Agreement shall commence on the Effective Date and shall be perpetual, unless terminated as set forth below in this Article XI (the “Term”).
XI.2
Material Breach. Either Party may terminate this Agreement for the material breach of this Agreement by the other Party, if such breach remains uncured [***] following notice from the non-breaching Party to the breaching Party specifying such breach.
XI.3
Termination of the Manufacturing Services Agreement. This Agreement shall terminate upon termination of the Manufacturing Services Agreement by Codiak for Lonza’s uncured material breach, or by Lonza, if the Manufacturing Services Agreement terminates before the date that is [***] after the Effective Date.
XI.4
Termination for Patent Challenge. If Lonza or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference, opposition or equivalent proceeding with respect to, challenges the inventorship, the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to any Patents within Codiak Background IP or Codiak Collaboration IP anywhere worldwide (each, a “Patent Challenge”), including any such challenges made before the Effective Date, if any, then Codiak will have the right to terminate this Agreement in the case of a Patent Challenge by Lonza or its Affiliates, or terminate this Agreement as to the particular Third Party Sublicensee involved in the case of a Patent Challenge by such Third Party Sublicensee, on [***] written notice to Lonza, unless Lonza or its Affiliate or Sublicensee withdraws (or causes to be withdrawn) such Patent Challenge within such [***] period after receiving the notice from Codiak.
XI.5
Effect of Termination. If this Agreement terminates for any reason, then the following shall apply:
(a)
The licenses granted pursuant to Section 2.1(a) and Section 2.2 with respect to certain activities during the COE Term shall terminate if they have not already expired.
(b)
The licenses granted by Codiak to Lonza pursuant to Section 2.1(b) and 2.1(c) shall terminate only if this Agreement is terminated (A) pursuant to [***]; or (B) by Codiak pursuant to [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)
In any case in which a license is terminated pursuant to Section 11.5(a) or 11.5(b) above, the licensee Party and its Affiliates shall cease, and shall cause its and their contractors and Sublicensees to cease, Exploitation of the licensed rights, except in the case of Know-How as permitted in Section 8.2, and except as required by applicable Law to wind down or complete any such Exploitation activities, provided that [***]. As to Know-How for which a license terminates, each Party acknowledges that the other Party may have independent research activities in related areas outside this Agreement, and the other Party’s personnel may acquire general information concerning its Know-How while the Parties are working together. Accordingly, despite the termination of such license, it shall not be considered a breach of this Agreement or a violation of a Party’s rights to Know-How for the former licensee under a terminated license to Exploit Know-How deriving from its own independent research activities in related areas outside of this Agreement to the extent that such Party can establish the same by competent written proof.
(d)
Neither Party will have any obligation to the other Party under this Agreement after the effective date of termination, except for those that survive termination pursuant to the terms of this Agreement.
(e)
Lonza will return or cause to be returned any unused Codiak Materials to Codiak or a designee of Codiak, at Codiak’s direction and costs, unless the Codiak Materials are necessary for Lonza to exercise its rights under a license that survives termination.
(f)
Codiak will return or cause to be returned any unused Lonza Materials to Lonza or a designee of Lonza, at Lonza’s direction and costs, unless the Lonza Materials are necessary for Codiak to exercise its rights under a license that survives termination.
XI.6
Survival. Termination of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination of this Agreement. Notwithstanding anything to the contrary, the following provisions shall survive and apply after termination of this Agreement: Sections 2.1(b) and (c) (unless terminated pursuant to Section 11.5(b)); Section 2.3(a) (with respect to any licenses that survive termination pursuant to this Section 11.6, existing and future sublicenses thereunder, and sublicenses that survive pursuant to Section 11.5(c)); Section 2.4; Sections 2.5 and 2.6 (unless the licenses granted to Lonza under Sections 2.1(b) and (c) are terminated pursuant to Section 11.5(b)); Sections 2.8 and 2.9; Section 7.1; Sections 7.3 to 7.6 (unless the licenses granted to Lonza under Sections 2.1(b) and (c) are terminated pursuant to Section 11.5(b)); Section 9.4; Section 11.5, this Section 11.6, Article I, Article VI (with respect to payment obligations accrued prior to termination, the licenses granted pursuant to Section 2.1(b) and 2.1(c) if they survive termination pursuant to Section 11.5(b), existing and future sublicenses thereunder, and sublicenses that survive pursuant to Section 11.5(b)); Article VIII; Article X; and Article XII.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article XII

MISCELLANEOUS
XII.1
Dispute Resolution.
(a)
Initial Dispute Resolution. Except as otherwise provided under Section 3.2(c), either Party may refer any dispute in connection with this Agreement (“Dispute”) not resolved between the Parties to senior executives of the Parties (for Codiak, its CEO or his designee and for Lonza, its CEO or his designee) for good-faith discussions over a period of not less than [***] (the “Senior Executives Discussions”). Each Party will make its executives reasonably available for such discussions.
(b)
Disputes Not Resolved Between the Parties. If the Parties are unable to resolve the Dispute through the Senior Executives Discussions within [***], then for any Dispute that is not a Sublicensing Revenue Dispute, either Party may, as the sole and exclusive means for resolving Disputes under this Agreement, proceed to demand confidential arbitration by written notice to the other Party and making a filing with the AAA in accordance with Section 12.1(c). For clarity, each Party hereby acknowledges that both the fact of and the nature of a Dispute is the Confidential Information of both Parties, and any disclosure of the fact of or the nature of such a Dispute (other than as contemplated by Section 12.1(c) below) would be highly damaging to the non-disclosing Party.
(c)
Arbitration.
(i)
Any Dispute referred for arbitration shall be finally resolved by binding arbitration in accordance with the most applicable rules of the American Arbitration Association (“AAA”) and judgment on the arbitration award may be entered in any court having competent jurisdiction.
(ii)
The arbitration shall be conducted by a panel of [***] experts experienced in the business of biopharmaceuticals. If the issues in any Dispute involve scientific, technical or commercial matters, then any arbitrator chosen under this Agreement shall have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, technical and commercial knowledge as applied to the pharmaceutical industry. If the issues in any Dispute involve intellectual property including Know-How and Patent matters, then then all of the arbitrators shall be licensed patent attorneys in good standing and admitted to practice before the U.S. Patent and Trademark Office. Within [***] after a Party demands arbitration, each Party shall select one person to act as arbitrator, and the two Party-selected arbitrators shall select a third arbitrator within [***] after their own appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, then the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, NY. All proceedings and communications as part of the arbitration shall be in English. Following selection of the third arbitrator, the arbitrators shall complete the arbitration proceedings and render an award within [***] after the last arbitrator is appointed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)
Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees or arbitration, unless in each case the arbitrators agree otherwise, which they are hereby empowered, authorized and instructed to do if they determine that to be fair and appropriate.
(iv)
Except to the extent necessary to confirm an award or as may be required by law, regulation, or the requirement of any exchange on which a Party’s shares are traded, neither Party shall disclose the existence, content or results of an arbitration under this Agreement without the prior written consent of the other Party.
(v)
In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the subject matter of the Dispute would be barred by the applicable statute of limitations under Delaware law.
XII.2
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding its conflicts of laws principles.
XII.3
Bankruptcy Code. If this Agreement is rejected by a Party as a debtor under Section 365 of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of another jurisdiction), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction).
XII.4
Independent Contractors. The Parties shall perform their obligations under this Agreement as independent contractors. Nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement and the Parties’ relationship in connection with it shall not constitute, create or in any way be interpreted as a joint venture, fiduciary relationship, partnership or agency of any kind.
XII.5
Entire Agreement. This Agreement (including its Exhibits), the Purchase Agreement, and other Transaction Agreements set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
XII.6
Assignment. Neither Party may at any time assign or transfer this Agreement without the prior written consent of the other Party; except that a Party may make such an assignment or transfer without the other Party’s consent (a) to the assigning Party’s Affiliates or (b) to the successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction). In the case of any permitted assignment or transfer of or under this Agreement, this Agreement will be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the Parties hereto. Any assignment of this Agreement not made in accordance with this Agreement is prohibited hereunder and shall be null and void.
XII.7
Rights after Change of Control. In the event of a Change of Control of a Party, whether by merger, sale of stock, sale of assets or, then, any Patents, Know-How, other intellectual property, materials or assets of the Third Party acquiror of such Party in such Change of Control, or any Affiliates of such Third Party acquiror (other than such Party or the Affiliates of such Party existing immediately prior to such Change of Control), shall not be included in the licenses granted by such Party to the other Party hereunder or otherwise subject to this Agreement, unless Patents, Know-How, other intellectual property, materials or assets of the Third Party acquiror, (a) have already been licensed by such Party to the other Party and are subject to the licenses granted to the other Party hereunder prior to the consummation of the Change of Control, or (b) are used by such Party or its Affiliates, in connection with the activities under this Agreement after the consummation of the Change of Control.
XII.8
Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision shall be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.
XII.9
Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure (defined herein) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition, but in each case no longer than [***].
XII.10
Notices. Any, notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, delivered by express delivery service or personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

If to Codiak:

[***]

with a required copy to (which shall not be deemed as notice):

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In the case of Lonza:

[***]

with a required copy to (which shall not be deemed as notice) to:

[***]

and

[***]

XII.11
Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
XII.12
Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on, nor to be used to interpret, the meaning of the language contained in the particular article or section.
XII.13
No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the subsequent enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time executed by an authorized officer of the waiving Party.
XII.14
Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article VIII, and shall be subject to the intellectual property assignment and other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

intellectual property provisions of Article VII as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.
XII.15
Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

Codiak BioSciences, Inc.	Lonza Rockland, Inc.
By: /s/ Douglas E. Williams	By: /s/ Alberto Santagostino
Title: CEO	Title: SVP, Head of Cell and Gene Technologies Business Unit
Date: November 12, 2021	Date: November 13, 2021

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Codiak Background Patents

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Codiak Excluded Targets

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Codiak Platform Manufacturing Technology

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D

Codiak Products

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E

Sublicensing Revenue Dispute Arbitration

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F

Initial Roadmap for the Center of Excellence

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.